Exhibit 3(ii)

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                           BALTIMORE BANCORP
                           COMPOSITE BY-LAWS

                              ARTICLE I.
                             STOCKHOLDERS

          SECTION 1.01. Annual Meeting. The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, either at 10:00 a.m. on the last Wednesday in April of each year if not a legal holiday, or at such other time on such other day falling on or before the 30th day thereafter as shall be set by the Board of Directors. At an annual meeting, only such business shall be conducted as has been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.

          For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation.
To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No later than the tenth day following the date of receipt of a stockholder notice pursuant to this Section 1.01, the Chairman of the Board or the President shall, if the facts warrant, determine and notify in writing the stockholder submitting such notice that such notice was not made in accordance with the time limits and/or other procedures prescribed by the By-Laws. If no such notification is mailed to such stockholder within such ten-day period, such stockholder notice containing a matter of business shall be deemed to have been made in accordance with the provisions of this Section 1.01. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.01.

          Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

          SECTION 1.02. Special Meeting. At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing (addressed to the Secretary) with or without a meeting. The Secretary shall call a special meeting of the stockholders on the written request of the stockholders entitled to cast at least 25 percent of all the votes entitled to be cast at the meeting. Such a request by stockholders for a special meeting shall state the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the special meeting and on payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting. However, unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting, the special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

          SECTION 1.03.  Place of Meetings.  Meetings of
stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

          SECTION 1.04. Notice of Meetings; Waiver of Notice. Not less than 20 nor more than 90 days before each stockholders' meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and the purpose or purposes of the meeting. Notice is given to a stockholder when it is personally delivered to him or her, left at his or her residence or usual place of business, or mailed to him or her at his or her address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders' meetings, or is present at the meeting in person or by proxy.

          SECTION 1.05. Quorum; Voting. Unless statute or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

          In determining whether a quorum is present at the meeting, abstentions and broker non-votes shall be treated as shares present and entitled to vote at the meeting. However, abstentions and broker non-votes shall not be counted as votes cast at the meeting in determining the number of votes cast at the meeting.

          SECTION 1.06. Adjournments. Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time by the stockholders present in person or by proxy by a majority vote.
Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum is present. No further notice of an adjourned meeting other than by announcement shall be necessary if held on a date not more than 120 days after the original record date.

          SECTION 1.07. General Right to Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A stockholder may vote the stock he or she owns of record either in person or by written proxy signed by the stockholder or by his or her duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.
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          SECTION 1.08.  List of Stockholders; Rights of
Inspection. At each meeting of stockholders, a full, true and complete list of all stockholders entitled to vote at such meeting, showing the number and class of shares held by each and certified by the transfer agent for such class or by the Secretary, shall be furnished by the Secretary. Stockholders shall have no right to inspect the books of account and stock ledger of the Corporation, except as required by statute.

          SECTION 1.09. Conduct of Voting. At all meetings of stockholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. If demanded by stockholders, present in person or by proxy, entitled to cast 25% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions concerning the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The inspectors are to be appointed by the chairman of the meeting. No candidate for election as a director at a meeting shall serve as an inspector thereat.

          SECTION 1.10. Stockholders' Advisory Committee. The Corporation shall have a Stockholders' Advisory Committee ("Committee") to advise the Board of Directors on the views and interests of stockholders. A majority of the entire Board of Directors shall meet with the Committee on a quarterly basis.
The Committee shall adopt regulations to govern its operations. The Committee shall serve without cost to the Corporation, except that the Committee shall be reimbursed for normal travel and operating expenses.

          The Committee shall be composed of (a) one designee from each of the five stockholders that, as of the immediately preceding record date, beneficially own the greatest number of shares of the Corporation's common stock and that elect to join the Committee ("Largest Stockholder Members") and (b) two additional individual stockholders or their designees
("Individual Stockholder Members"), elected by a majority vote of the Largest Stockholder Members. Largest Stockholder Members and
Individual Stockholder Members (collectively, "Members") shall be nominated by submitting, in writing, to the Secretary of the Corporation within 10 days following each annual meeting of stockholders, the designee's name and proof of the nominating holders' beneficial ownership. Members must beneficially own, or represent beneficial owners of, at least 1,000 shares of the common stock of the Corporation; no officer or director of the Corporation may be a Member; no Member may serve more than three consecutive years; vacancies shall not be filled except during the annual reconstitution of the Committee.

          The Board of Directors shall ensure the formation of the Committee, and its annual reconstitution, within 45 days after each annual meeting of stockholders and shall use all reasonable efforts to facilitate its effective operation. This provision shall not be amended or repealed without the affirmative vote of the holders of a majority of the shares of the Corporation's common stock entitled to vote generally in the election of directors.


                        ARTICLE II.

                    BOARD OF DIRECTORS

          SECTION 2.01. Function of Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or By-Laws.

          SECTION 2.02. Number of Directors. The Corporation shall have 12 directors until the 1994 annual meeting. Thereafter, the Corporation shall have the number of directors determined by the Board of Directors, subject to the limitations in the Charter, but no action by the Board of Directors in determining such number may affect the tenure of any director.

          SECTION 2.03. Election and Tenure of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of one of the three classes to expire at each annual meeting. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or for such shorter term as determined by the Board of Directors.

          SECTION 2.04. Qualification of Directors. The following qualification provisions shall apply to directors: (1) no person shall be eligible to stand for election as a director after attaining 75 years of age; (2) a director who attains 75 years of age during his or her term as a director shall cease to be qualified as a director at the time of the annual meeting of stockholders next following the attainment of such age; and (3) a director who is also employed as an officer or employee of the Corporation or any subsidiary shall cease to be qualified as a director if such employment is terminated for any reason, unless the Board of Directors otherwise approves in connection with such termination.

          SECTION 2.05. Removal of Director. Subject to the rights of the holders of any class or series separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of the holders of at least 80% of the voting power of all classes of shares of capital stock entitled to vote in the election for directors.

          SECTION 2.06. Vacancy on Board. Subject to the rights of the holders of any class or series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by a majority vote of the stockholders or of the directors then in office. A director so chosen by the stockholders shall hold office for the balance of the term then remaining. A director so chosen by the remaining directors shall hold office until the next annual meeting of stockholders, at which time the stockholders shall elect a director to hold office for the balance of the term then remaining. No decrease in the number of directors constituting the Board of Directors shall affect the tenure of office of any director.

          SECTION 2.07. Regular Meetings. After each annual meeting of stockholders, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business; and in the event that no other time or place has been designated by the Board of Directors, the Board of Directors shall meet immediately following the close of such meeting at the principal executive offices of the Corporation. No notice of such meeting shall be necessary if held as hereinabove provided. Any other regular meeting of the Board of Directors shall be held on such date and at such place as may be designated from time to time by the Board of Directors.

          SECTION 2.08. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held on such date and at such place as may be designated in the call.

          SECTION 2.09.  Notice of Meeting.  Except as provided in
Section 2.07, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his or her residence or usual place of business, or sent by telecopy, telegraph or telephone, at least 24 hours before the time of the meeting or, in the alternative by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting. Unless the By-Laws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in a writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

          SECTION 2.10. Action by Directors. Unless statute or the Charter or By-Laws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the Board and filed with the minutes of proceedings of the Board.

          SECTION 2.11. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

          SECTION 2.12. Compensation. By resolution of the Board of Directors a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for services as a director, may be paid to directors. However, no director who is an officer or employee of the Corporation or a subsidiary shall receive compensation for serving as a director.

          SECTION 2.13. Nominating Directors. Only persons who are nominated in accordance with the procedures set forth in this
Section 2.13 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth
(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No later than the tenth day following the date of receipt of a stockholder nomination submitted pursuant to this Section 2.13, the Chairman of the Board or the President shall, if the facts warrant, determine and notify in writing the stockholder making such nomination that such nomination was not made in accordance with the time limits and/or other procedures prescribed by the By-Laws. If no such notification is mailed to such stockholder within such ten-day period, such nomination shall be deemed to have been made in accordance with the provisions of this
Section 2.13. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13.


                        ARTICLE III.

                        COMMITTEES

          SECTION 3.01. Committees. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Community and Public Affairs Committee, a Compensation Committee, a Compliance Committee, a Loan Portfolio Review Committee, a Marketing Committee, a Nominating Committee, a Retirement Committee, a Stockholders' Liaison Committee, and any other committees which the Board of Directors determines to be advisable. Unless otherwise provided in this Article III, each committee shall be composed of three or more directors. The Board of Directors may delegate to these committees any of its powers, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

          SECTION 3.02. Executive Committee. The Executive Committee shall be composed of not less than five nor more than seven directors, as the Board of Directors shall deem proper, of which the Chairman of the Board and the President shall be members. The members of the Executive Committee shall serve at the pleasure of the Board of Directors. The Executive Committee shall review all significant loans and shall have and may exercise all of the powers of the Board of Directors during intervals between meetings thereof, except functions reserved to the Board by Section 3.01 hereof.

          Regular meetings of the Executive Committee shall be held, without notice, at the principal executive offices of the Corporation on the schedule established by the Board of Directors at the first regular meeting following the annual meeting of stockholders, or on such other schedule or at such other place as the Executive Committee may from time to time designate. Special meetings of the Executive Committee may be held at any time and place upon call of the Chairman of the Board or the President or upon any two other members of the Committee, and upon such notice as the Committee may prescribe.

          SECTION 3.03. Audit Committee. The Audit Committee shall be composed of at least three directors, none of whom may be an officer or other employee of the Corporation or any subsidiary. The Audit Committee shall review the annual financial statements of the Corporation and the scope of the independent annual audit and internal audits. The Audit Committee shall also review the independent accountants' letter to management concerning the effectiveness of the Corporation's internal financial and accounting controls and management's response to that letter. In addition, the Audit Committee shall review and recommend to the Board of Directors the firm to be engaged as the Corporation's independent accountants. The Audit Committee may also examine and consider other matters relating to the financial affairs of the Corporation as the Audit Committee determines appropriate.

          SECTION 3.04. Community and Public Affairs Committee. The Community and Public Affairs Committee shall review proposed and ongoing community projects and make recommendations to the Board of Directors for donations or other levels of support to worthy organizations and their activities.

          SECTION 3.05. Compensation Committee. The Compensation Committee shall be composed of at least three directors, none of whom may be an officer or other employee of the Corporation or any subsidiary. The Compensation Committee shall review and recommend appropriate compensation for officers and directors.
In addition, the Compensation Committee shall administer the Corporation's stock option plans and make grants of options thereunder to officers and employees of the Corporation and its subsidiaries.

          SECTION 3.06. Compliance Committee. The Compliance Committee shall be composed of at least three directors, none of whom may be an officer or other employee of the Corporation or any subsidiary. The Compliance Committee shall monitor compliance by the Corporation with the written agreement which the Corporation entered into with the Federal Reserve Bank of Richmond and the Maryland Bank Commissioner in July 1992. The Compliance Committee shall also monitor compliance by The Bank of Baltimore (the "Bank") with the cease and desist order which the Bank entered into with the Federal Deposit Insurance Corporation and the Maryland Bank Commissioner in July 1992.

          SECTION 3.07. Loan Portfolio Review Committee. The Loan Portfolio Review Committee shall review and provide advice to management regarding the lending activities and policies of the Corporation and its subsidiaries with particular reference to loan quality considerations. This Committee's review shall relate primarily to the origination and restructuring of larger loans by the Bank.

          SECTION 3.08. Marketing Committee. The Marketing Committee shall review marketing strategies and make recommendations to management and the Board of Directors regarding new programs and initiatives for marketing the Bank and its products and ensuring community identification through the Bank's branch network.

          SECTION 3.09. Nominating Committee. The Nominating Committee shall make recommendations to the Board of Directors as to the Board's nominees for election as directors. Nominations for director may be submitted by stockholders to the Nominating Committee by written statement in care of the Secretary. Such nominations will be considered, along with those developed by the Nominating Committee, in light of the needs of the Corporation as well as the nominee's individual knowledge, experience and background.

          SECTION 3.10. Retirement Committee. The Retirement Committee shall oversee the administration of the retirement plans and benefits of the Corporation and its subsidiaries, review the performance of their investment portfolios, and establish investment criteria with respect to such plans and benefits.

          SECTION 3.11. Stockholders' Liaison Committee. The Stockholders' Liaison Committee shall be composed of at least two directors, none of whom may be an officer or other employee of the Corporation or any subsidiary. The Stockholders' Liaison Committee shall meet and interact with the Stockholders' Advisory Committee created by Section 1.10.

          SECTION 3.12. Committee Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.11.

          SECTION 3.13. Emergency. In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the By-Laws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section
3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the aforegoing provisions of this Section. Any provisions of the By-Laws (other than this Section) and any resolutions which are contrary to the provisions of this Section shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the By-Laws.

                         ARTICLE IV.

                          OFFICERS

          SECTION 4.01. Executive and Other Officers. The Corporation shall have a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer and such other officers or assistant officers as may be selected by the Board of Directors. A person may hold more than one office in the Corporation but may not serve concurrently as both Chairman of the Board and President or as both President and Vice-President. The Chairman of the Board and the President shall both be directors. Other officers may be directors.

          SECTION 4.02. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The Chairman of the Board shall serve as the chief executive officer, having general supervision of the business and affairs of the Corporation. The Chairman of the Board shall also perform all other duties as are from time to time assigned to him or her by the Board of Directors.

          SECTION 4.03. President. The President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The President shall serve as the chief operating officer, having supervision of the operations of the Corporation. The President shall also perform all other duties as are from time to time assigned to him or her by the Board of Directors or the Chairman of the Board.

          SECTION 4.04. Vice-Presidents. The Vice-President or Vice-Presidents, at the request of the Chairman of the Board or the President, or in the President's absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice-President, the Board of Directors may determine which one or more of the Vice-Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the Chairman of the Board or the President may make such determination; otherwise any of the Vice-Presidents may perform any of such duties or exercise any of such functions. The Vice-President or Vice-Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the Chairman of the Board or the President.

          SECTION 4.05. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law. The Secretary shall be custodian of the records of the Corporation. The Secretary may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, the Secretary shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

          SECTION 4.06. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer shall render to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, the Treasurer shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chairman of the Board or the President.

          SECTION 4.07. Assistant Officers. The assistant officers of the Corporation are all officers below the office of Vice-President, Secretary, or Treasurer. The assistant officers shall have such duties as are from time to time assigned to them by the Board of Directors, the Chairman of the Board or the President.

          SECTION 4.08. Election, Tenure and Removal of Officers. The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant officers. All officers shall be appointed to hold their offices during the pleasure of the Board. The Board of Directors (or, as to any assistant officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his or her contract rights. The Board of Directors (or, as to any assistant officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

          SECTION 4.09.  Compensation.  The Board of Directors
shall have power to fix the salaries and other compensation and remuneration of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing assistant officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant officers.


                         ARTICLE V.

                          STOCK

          SECTION 5.01. Certificates for Stock. Each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board or the President and countersigned by the Secretary or an Assistant Secretary. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

          SECTION 5.02. Transfers. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

          SECTION 5.03. Record Date and Closing of Transfer Books. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than one day; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least 20 days before the date of the meeting.

          SECTION 5.04. Stock Ledger. The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal executive offices of the Corporation.

          SECTION 5.05. Certification of Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may certify; the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

          SECTION 5.06. Lost Stock Certificates. The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate.


                           ARTICLE VI.

                            FINANCE

          SECTION 6.01. Checks, Drafts, Etc. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chairman of the Board, the President or a Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

          SECTION 6.02. Annual Statement of Affairs. The Chairman of the Board shall prepare annually a full and correct statement of the affairs of the Corporation, which statement shall include a balance sheet and a statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation's principal office.

          SECTION 6.03.  Fiscal Year.  The fiscal year of the
Corporation shall be the twelve calendar months ending December
31 in each year.

          SECTION 6.04.  Dividends.  If declared by the Board of
Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.


                         ARTICLE VII.

                     SUNDRY PROVISIONS

          SECTION 7.01. Books and Records. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the By-Laws shall be kept at the principal executive office of the Corporation.

          SECTION 7.02. Corporate Seal. The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word "Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

          SECTION 7.03. Bonds. The Board of Directors may require any officer, agent, or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

          SECTION 7.04. Voting Upon Shares in Other Corporations. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chairman of the Board, the President, a Vice-President, or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

          SECTION 7.05. Mail. Any notice or other document which is required by the By-Laws to be mailed shall be deposited in the United States mails, postage prepaid.

          SECTION 7.06.  Execution of Documents.  A person who
holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

          SECTION 7.07. Amendments. Any and all provisions of the By-Laws may be altered or repealed and new by-laws may be adopted at any annual or special meeting of the stockholders called for that purpose. The Board of Directors shall also have the power, at any regular or special meeting thereof, to make and adopt new by-laws, or to amend, alter or repeal any of the By-Laws, except as otherwise provided by statute, the Charter or the By-Laws.